SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



         Date of report (Date of earliest event reported):  January 8, 2001
                                                           ---------------------

                                Netgateway, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State of Other Jurisdiction of Incorporation)


       000-27941                                          87-0591719
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(Commission File Number                        (IRS Employer Identification No.)


      754 East Technology Avenue, Orem, Utah                       84097
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      (Address of Principal Executive Offices)                  (Zip Code)


                                  801.227.0004
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               (Registrant's Telephone Number, Including Zip Code)


             300 Oceangate, 5th Floor, Long Beach, California 90802
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Items.

     On January 8, 2001, Netgateway, Inc. issued the press release attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements. Not Applicable.
          --------------------
<
     (b)  Pro Forma Financial Information. Not Applicable.
          -------------------------------

     (c)  Exhibits.
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           99.1 Netgateway, Inc. press release, dated January 8, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Netgateway, Inc.


Date: January 8, 2001         By: /s/ Frank C. Heyman
      ------------------          ----------------------------------------------
                                      Frank C. Heyman, Chief Financial Officer

Exhibit 99.1

               Netgateway Names New Chairman/CEO and President/COO

Company Also Announces Board Changes and Completion of Business Restructuring And Implementation of New Strategy

OREM, Utah, Jan. 8 /PRNewswire/ -- Netgateway, Inc. (Nasdaq: NGWY - news), announced that it has restructured its Board of Directors naming Donald L. Danks as a director and its new Chairman and Chief Executive Officer while accepting the resignations of Keith Freadhoff, Don Corliss, Scott Bebee and Robert Ciri. The Company also announced that it has named John J. (Jay) Poelman President and Chief Operating Officer. In addition, the Company announced that it will complete the restructuring of its business and is implementing a strategy designed to reach profitability in the near term and maximize the value of the Company's assets.

Mr. Danks was an original investor in founding Netgateway in 1998 and is currently one of its largest shareholders. During the past five years, he has been involved in the creation, funding and business development of early stage technology companies. In that time, Mr. Danks has secured or assisted in securing more than $65 million dollars in capital for a number of start up companies, including the initial $5 million dollars raised to create Netgateway. In addition to attracting inceptive capital for client companies, Mr. Danks assisted in the development of their business plans, helped in the recruitment of senior management, supported the development of the public market for their securities by introducing them to institutional investors and market makers and oversaw ongoing corporate finance needs. Previously, Mr. Danks was the co-founder and President of Prosoft Training.com, (Nasdaq: POSO - news) now recognized as the worldwide leader in Internet technology training, education and certification. In addition to helping organize that company, he was responsible for securing more than $35 million in funding for that company.

Mr. Poelman's experience in the corporate world began with AM International, a Fortune 500 company, where he spent 17 years in various assignments, including that of Director of Manpower Development and Training. Recruited into the entrepreneurial world, Mr. Poelman left big business to run a regional financial planning and investment company serving multi-million dollar clients. As COO of Newcastle Financial Group, Mr. Poelman was introduced to a broad range of successful entrepreneurs. His work in the corporate world provided him with the necessary experience and skills of organization, training, marketing, sales, and attention to detail. These experiences coupled with his vision for the future and the potential of the Internet, lead to the establishment of Galaxy. Mr. Poelman was one of the original founders, and many credit Galaxy as having established what is widely referred to as the World Wide Web training industry.

Prior to its merger with Netgateway, Mr. Poelman severed as CEO and President of Galaxy for over three years. During that time, on a calendar year basis, he has overseen Galaxy sales (prior to deferred revenue deductions) growth from $16,000 in 1996; to $2.5 million in 1997, $11.4 million in 1998, $23.5 million in 1999, and approximately $30 million in 2000.

Mr. Danks stated, "I am honored and excited to have been selected by the board of directors to serve in the capacity of Chairman and CEO. I have been an active investor and supporter of Netgateway since its inception and have a great deal of confidence in the future of this company. Obviously, there have been challenges and setbacks, but that is the nature of early stage start-up companies, especially in the current market. Netgateway's previous management and employees worked very hard and created tremendous value that is not being recognized by the market. For instance, Galaxy Mall, now the core business unit of Netgateway, is generating annualized revenues in excess of $30 million dollars at or near positive cash flow, yet the company maintains a current market capitalization of only approximately $5.9 million dollars. Our focus will be on efforts to fully develop the company's assets, achieving profitability and exposing the value of this company to the investment community. To demonstrate my confidence that we can reach profitability in the near term, I have committed to the Board that I will not be paid or accrue a salary until we have reached profitability. Further, I will not accept any stock options granted by the Board priced at less than $5.00 as I believe this is approximately the average option price for current employees."

Danks went on to say, "The first order of business is to refocus the company's resources on the revenue generating part of the business. As of today, we have undertaken the task of eliminating any portion of the business that does not or will not produce positive cash flow within the short-term. To that end, we have restructured our business-to-business unit and will maintain sufficient engineering and customer support staff to fully service our existing B2B clients in a profitable mode. We will also continue efforts to license our B2B technology and support several potential opportunities, which may be close at hand. However, we have reduced the overhead in our B2B operating unit substantially and intend this effort to operate profitably within 90 days."

Danks continued, "Going forward, the primary focus of our business will be the Galaxy operation. Headed by Jay Poelman since its inception, that business unit is generating annualized revenues of more than $30 million and is at or near profitability and positive cash flow. Galaxy offers educational e-Commerce training workshops to entrepreneurs and small business owners, who want to bring their current business or business ideas online, and sells solutions that enable them to do this. In addition, Galaxy supports over 20 cable malls throughout the country. The training workshops, offered nationwide, teach strategies to successfully build, market, and grow e-Commerce sites. This Division has substantial growth potential in that our target market is the tens of millions of entrepreneurs and small business operators who have yet to embrace and leverage e-Commerce technology to begin, expand or support their business. The Galaxy model has been successfully demonstrated and we intend to aggressively build upon their initial success."

"We will focus our efforts to become the leading e-Commerce Training and Resource Company to the small business market. To achieve that goal, we intend to expand our current training and workshop business and to continually augment the array of training and resource products and services we offer to our customer base. We reach, face-to-face, more than 100,000 small business owners and entrepreneurs each year and we intend to provide them not only with their initial exposure to e-Commerce education and technology, but to expand our
Galaxy business to be their partner for ongoing training, education, professional development and technology needs. Today there are literally hundreds of companies competing for the attention of medium to large businesses; we will focus nationwide on the largest market, the small business and entrepreneur, with our business model proven over the last several years. I am very excited about the prospects of this effort."

In closing, Mr. Danks said, "The Company faces several very significant short term challenges, including the need to secure additional financing. However, because of their tenacious effort and commitment, the team at Netgateway has provided its shareholders with an opportunity to not only survive in a market when many companies haven't, but to become the leader in a very large market niche. The company's management has a deep-rooted commitment to achieving profitability, and investors should look forward to announcements of several important strategic relationships; clear, concise and consistent communication from the company to the investment community; and a primary focus on maximizing shareholder value and return on equity."

About Netgateway

Netgateway enables companies of all sizes to extend their business to the Internet quickly, effectively -- with minimal investment. Netgateway develops, hosts, licenses, and supports a wide range of built-to-order B2B, B2E, and B2C applications including enterprise portals, e-Retail, e-Procurement, and e-Marketplace solutions. Netgateway (www.netgateway.com) is located at 754 Technology Ave., Orem, UT 84097.

This press release contains forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Netgateway and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of factors that affect the company's operating results, please refer to the company's SEC reports including Netgateway's most recent reports on Form 10-K and Form 10-Q. Additional information is available from Netgateway's Investor Relations department and may be obtained by calling or writing. Netgateway is located at 754 Technology Ave, Orem, Utah, 84097. This is information only and is not an offer or solicitation to buy or sell securities.

SOURCE: Netgateway, Inc.